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                                                                      EXHIBIT 99


VALUEVISION MEDIA ANNOUNCES RECORD SECOND QUARTER RESULTS


MINNEAPOLIS, MN.--(PR NEWSWIRE) -- August 9, 2005 -- ValueVision Media, Inc. (NASDAQ:VVTV) today announced preliminary results for the second quarter ended July 30, 2005.

SECOND QUARTER PERFORMANCE

ValueVision's second quarter revenues were a record $172 million. This represents a 6% increase over last year on a consolidated basis. The core TV and Internet home shopping business recorded sales growth of 8% over the prior year. Consolidated net loss was approximately $1.3 million for the second quarter compared to a net loss of $7.8 million last year. Preliminary second quarter EBITDA (defined below) was a positive $2.2 million versus an EBITDA loss of $3.2 million last year.

William J. Lansing, President and Chief Executive Officer of ValueVision Media, Inc., summarized, "We are pleased with our second quarter performance. Our core home shopping business delivered strong top-line sales with 8% growth over last year. Gross margin for the quarter was 35.2%, a 180 basis points improvement versus last year. Our sales growth and improved margins combined to deliver $2.2 million of EBITDA for the quarter."

"Our results are encouraging and are an indication that our turnaround efforts are working. Our Merchandising team continues to improve performance across virtually every product category. The sales initiatives launched over the past 9 months continue to drive higher sales and improve our margins. Finally, our balance sheet remains strong with over $90 million in cash and no debt."

OUTLOOK FOR THE REMAINDER OF 2005

Lansing continued, "I remain optimistic about the remainder of 2005. We enter the second half of the year with our business moving in the right direction and our team focused on growing sales and delivering positive EBITDA performance. At this point, we reaffirm our prior guidance of annual sales growth of 5% or higher and positive EBITDA for the second half of the year."

CONFERENCE CALL INFORMATION

Management has scheduled a conference call on Wednesday, August 10th, 2005 at 11:00 a.m. EDT/10:00 a.m. CDT to discuss second quarter results.

To participate in the conference call, please dial 1-888-603-6971 (Pass code:
VALUEVISION) five to ten minutes prior to call time. If you are unable to participate live, a replay will be available for 48 hours after the conference call. To access the replay, please dial 1-866-354-2027.

You may also participate via live audio stream by logging on to HTTPS://E-MEETINGS.MCI.COM.

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To access the audio stream, please use conference number 9893014 with pass code
'VALUEVISION'. A rebroadcast of the audio stream will be available using the same access information for 30 days after the initial broadcast.

To be placed on the Company's e-mail notification list for press releases, SEC filings, certain analytical information, and/or upcoming events, please go to www.valuevisionmedia.com and click on "Investor Relations." Click on "E-mail Alerts" and complete the requested information.

EBITDA DEFINED

The Company defines EBITDA as net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense), and income taxes. Management views EBITDA as an important alternative operating performance measure because it is commonly used by analysts and institutional investors in analyzing the financial performance of companies in the broadcast and television home shopping sectors. However, EBITDA should not be construed as an alternative to operating income (loss) or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly entitled measures reported by other companies. Management uses EBITDA to evaluate operating performance and as a measure of performance for incentive compensation purposes.

ABOUT VALUEVISION MEDIA, INC

Founded in 1990, ValueVision Media is an integrated direct marketing company that sells its products directly to consumers through television, the Internet, and direct mail. For more information, please visit www.valuevisionmedia.com or www.shopnbc.com



Forward-looking statements:
This information contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are accordingly subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable distribution for the Company's programming and the fees associated therewith; the success of the Company's e-commerce and rebranding initiatives; the performance of its equity investments; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitio ns; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company's operations; and the ability of the Company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.



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RECONCILIATION OF EBITDA TO NET LOSS:

                                                       SECOND QUARTER   SECOND QUARTER
                                                         30-JUL-05        31-JUL-04
                                                         ---------        ---------

EBITDA (AS DEFINED) (000'S) (a)                            $ 2,248         $(3,232)
                                                           =======         =======

A reconciliation of EBITDA to net loss is as follows:
EBITDA, as presented                                       $ 2,248         $(3,232)
Adjustments:
Depreciation and amortization                               (5,102)         (4,918)
Interest income                                                738             322
Income taxes                                                   826              --
                                                           -------         -------
     Net loss                                              $(1,290)        $(7,828)
                                                           =======         =======



(a)    EBITDA as defined for this statistical presentation represents net income
       (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. Previous to the second quarter of fiscal 2004, management defined EBITDA as operating income (loss) excluding depreciation and amortization expense, other non-operating income (expense) and income taxes. The change was made to conform to the more common definition of EBITDA. Management views EBITDA as an important alternative operating performance measure because it is commonly used by analysts and institutional investors in analyzing the financial performance of companies in the broadcast and television home shopping sectors. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly entitled measures reported by other companies. Management uses EBITDA to evaluate operating performance and as a measure of performance for incentive compensation purposes.